Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Tilly's Inc.
Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-181148 and 333-198676) of Tilly’s, Inc. (“Company”) of our reports dated March 31, 2020, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Costa Mesa, California
March 31, 2020